Exhibit 10.4

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on September 7, 2018, by and among Industrea Acquisition Corp., a Delaware corporation (the “Industrea”), Concrete Pumping Holdings Acquisition Corp., a Delaware corporation (“Newco”) and the undersigned subscriber (“Subscriber”).

WHEREAS, concurrently with the execution of this Subscription Agreement, Industrea is entering into (i) an Agreement and Plan of Merger with Newco, Concrete Pumping Intermediate Acquisition Corp. (“Concrete Parent”), Concrete Pumping Merger Sub Inc. (“Concrete Merger Sub”), Industrea Acquisition Merger Sub Inc. (“Industrea Merger Sub”), Concrete Pumping Holdings, Inc. (“CPH”) and PGP Investors, LLC, solely in its capacity as the Holder Representative (as defined therein) (the “Merger Agreement” and the transactions contemplated by the Merger Agreement, the “Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from Industrea immediately prior to the closing of the Transaction that number of shares of Industrea’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.20 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Base Purchase Price”), and Industrea desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Base Purchase Price by or on behalf of Subscriber to Industrea;

WHEREAS, in the event the stockholders of Industrea redeem shares of Class A Common Stock in an amount in excess of $106,500,000, Subscriber desires to subscribe for and purchase from Industrea immediately prior to the closing of the Transaction up to 2,450,980 additional shares of Class A Common Stock (the “Backstop Shares” and together with the Subscribed Shares, the “Shares”) at the Per Share Price (the aggregate of the Per Share Price for all Backstop Shares being referred to herein as the “Backstop Purchase Price” and together with the Base Purchase Price, the “Purchase Price”), and Industrea desires to issue and sell to Subscriber the Backstop Shares in consideration of the payment of the Backstop Purchase Price by or on behalf of Subscriber to Industrea;

WHEREAS, concurrently with the execution of this Agreement, Industrea and/or Newco is entering into subscription agreements with certain other investors (the “Other Subscription Agreements”), pursuant to which (i) such investors have agreed to purchase on the closing date of the Transaction (the “Closing Date”), (x) an aggregate amount of 1,715,686 shares of Class A Common Stock at a purchase price of $10.20 per share and (y) an aggregate amount of 2,450,980 shares of Newco Series A Convertible Perpetual Preferred Stock at a purchase price of $10.20 per share and (ii) on the Closing Date, Industrea will issue 190,632 additional shares of Class A Common Stock as consideration for such investors’ obligations to purchase Class A Common Stock under the Other Subscription Agreements; and

WHEREAS, upon the consummation of the Transaction, each outstanding share of capital stock of Industrea (including each Share) will be exchanged for shares of common stock, par value $0.0001 per share, of Newco (“Newco Common Stock”), pursuant to a registration statement on Form S-4 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the Transaction.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.     Subscription. Subject to the terms and conditions hereof, immediately prior to the closing of the Transaction, Subscriber hereby agrees to subscribe for and purchase, and Industrea hereby agrees to issue and sell to Subscriber, upon the payment of the Base Purchase Price, the Subscribed Shares (such subscription and issuance the “Base Subscription”).

2.     Backstop Shares. Subject to the terms and conditions hereof, in the event that the gross cash proceeds available from the Trust Account (as defined below) at the Closing (taking into account all redemptions of shares of Class A Common Stock redeemed for cash in accordance with Industrea’s certificate of incorporation) is less than the Argand Backstop Threshold Amount (such difference, if any, the “Excess Redemption Amount” which Excess Redemption Amount shall be certified in writing to Subscriber by a duly authorized officer of Industrea prior to the Closing), then Subscriber hereby agrees to subscribe for and purchase a number of Backstop Shares equal to the quotient of (a) the Excess Redemption Amount, divided by (b) the Per Share Price, subject to a maximum subscription of 2,450,980 Backstop Shares (such subscription and issuance, together with the Base Subscription, the “Subscription”). For purposes of this Agreement, the “Argand Backstop Threshold Amount” shall mean $128,138,275, less the aggregate amount of any additional equity investment commitments (x)relating to one or more private placements to be consummated at or prior to the Closing received by Newco and/or Industrea and agreed to in writing by CPH in accordance with the Merger Agreement following the date hereof and prior to the Closing and (y) pursuant to any Rollover Agreement (as defined in the Merger Agreement), the UK Share Purchase Agreement and UK Put/Call Agreement (each as defined in the Merger Agreement) following the date hereof and prior to the Closing by any person other than BBCP Investors, LLC or its affiliates in excess of $50,961,725 in the aggregate.

3.     Closing.

a.       The consummation of the Subscription contemplated hereby (the “Closing”) shall occur immediately prior to the closing of the Transaction on the Closing Date.

b.       At least five (5) Business Days before the anticipated Closing Date, Industrea shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date, (ii) the expected number of Backstop Shares to be purchased by Subscriber, if any, and the Backstop Purchase Price and (iii) wire instructions for delivery of the Purchase Price to Continental Stock Transfer & Trust Company as escrow agent (the “Escrow Agent”) pursuant to an escrow agreement between Industrea and the Escrow Agent (the “Escrow Agreement”). At least two (2) Business Days after receiving the Closing Notice, Subscriber shall (i) deliver to Industrea such information as is reasonably requested in the Closing Notice in order for Industrea to issue the Shares to Subscriber and (ii) deliver the Purchase Price in cash via wire transfer to the account of the Escrow Agent specified in the Closing Notice, to be held in escrow pending the Closing. The number of Backstop Shares set forth in the Closing Notice shall be adjusted at the Closing as necessary upon final determination (and certification to Subscriber) of the Excess Redemption Amount.

c.       If this Subscription Agreement is terminated in accordance with Section 7 hereof, the Escrow Agreement will provide that the Escrow Agent shall automatically return to Subscriber the Purchase Price, without interest. For the purposes of this Subscription Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

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d.       At the Closing, Industrea will issue and deliver to Subscriber the Shares in book entry or certificated form (at Industrea’s discretion), free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, against (and concurrently with) release of the Purchase Price by the Escrow Agent to Industrea.

e.       The Closing shall be subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) all conditions precedent to the closing of the Transaction set forth in the Merger Agreement, including the approval of Industrea’s stockholders, shall have been satisfied or waived (by the party entitled to grant such waiver), and the closing of the Transaction shall be scheduled to occur immediately following the Closing;

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(iv) the Registration Statement shall have been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated or threatened by the Commission.

f.       Prior to or at the Closing, Subscriber shall deliver to Industrea and Newco a duly completed and executed Internal Revenue Service Form W-9.

g.       At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

4.     Industrea Representations and Warranties.    Each of Industrea and Newco represents and warrants to Subscriber that:

a.       Each of Industrea and Newco (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have an Industrea Material Adverse Effect. For purposes of this Subscription Agreement, an “Industrea Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Industrea that, individually or in the aggregate, has a material adverse effect on the business, financial condition or results of operations of Industrea, taken as a whole.

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b.       The Shares, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under Industrea’s certificate of incorporation or the Delaware General Corporation Law.

c.       This Subscription Agreement has been duly executed and delivered by Industrea and Newco, and assuming the due authorization, execution and delivery of the same by Subscriber, this Agreement shall constitute the valid and legally binding obligation of Industrea and Newco, enforceable against Industrea and Newco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

d.       The execution and delivery of this Subscription Agreement, the issuance and sale of the Shares and the compliance by Industrea and Newco with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Industrea or Newco pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Industrea or Newco is a party or by which Industrea or Newco is bound or to which any of the property or assets of Industrea or Newco is subject; (ii) the organizational documents of Industrea or Newco; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Industrea or Newco or any of their properties that, in the case of clauses (i) and (iii), would reasonably be expected to have an Industrea Material Adverse Effect or have a material adverse effect on Industrea’s or Newco’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares.

e.       Industrea and Newco are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including The Nasdaq Stock Market (“Nasdaq”)) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) the filing with the Commission of the Registration Statement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act (“Regulation D”), (iv) the filings required in accordance with Section 9(b) of this Subscription Agreement, (v) those required by Nasdaq, including with respect to obtaining shareholder approval, (vi) those required to consummate the Transaction as provided under the Merger Agreement, and (vii) the failure of which to obtain would not be reasonably likely to have an Industrea Material Adverse Effect or have a material adverse effect on Industrea’s or Newco’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares.

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f.       As of the date hereof, the authorized share capital of Industrea consists of 200,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, “Common Stock”) and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the date hereof: (i) 23,000,000 shares of Class A Common Stock, 5,750,000 shares of Class B Common Stock and no shares of Preferred Stock are issued and outstanding; (ii) 34,100,000 warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share) (“Warrants”) are issued and outstanding, including 11,100,000 private placement warrants; and (iii) no shares of Common Stock are subject to issuance upon exercise of outstanding options. No Warrants are exercisable on or prior to the Closing. All (i) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, the Rollover Agreements, the UK Put/Call Agreement and the Merger Agreement and the agreements attached as exhibits thereto, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Industrea or Newco any shares of Common Stock or other equity interests in Industrea or Newco (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, other than with respect to Newco, Concrete Parent, Concrete Merger Sub and Industrea Merger Sub, Industrea has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are not any stockholder agreements, voting trusts or other agreements or understandings to which Industrea or Newco is a party or by which either is bound relating to the voting of any Equity Interests, other than (A) the letter agreements entered into by Industrea in connection with Industrea’s initial public offering on August 1, 2017 pursuant to which Industrea Alexandria LLC and Industrea’s executive officers and independent directors agreed to vote in favor of any proposed Business Combination (as defined therein), which includes the Transaction, and (B) as contemplated by the Merger Agreement.

g.       Except for such matters as have not had and would not be reasonably likely to have an Industrea Material Adverse Effect or have a material adverse effect on Industrea’s or Newco’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of Industrea or Newco, threatened against Industrea or Newco or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against Industrea or Newco.

h.       The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “INDU.” There is no suit, action, proceeding or investigation pending or, to the knowledge of Industrea, threatened against Industrea by Nasdaq or the Commission with respect to any intention by such entity to deregister the shares of Class A Common Stock or prohibit or terminate the listing of the shares of Class A Common Stock on Nasdaq. Industrea has taken no action that is designed to terminate the registration of the shares of Class A Common Stock under the Exchange Act.

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i.       Upon consummation of the Transaction, the issued and outstanding shares of common stock of Newco will be registered pursuant to Section 12(b) of the Exchange Act, and will be approved for listing, subject only to official notice of the issuance, on Nasdaq under the symbol “BBCP”.

j.       Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by Industrea to Subscriber.

k.       Neither Industrea nor Newco nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Shares.

5.     Subscriber Representations and Warranties.     Subscriber represents and warrants to Industrea and Newco that:

a.       Subscriber (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

b.       This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by Industrea and Newco, this Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

c.       The execution and delivery of this Subscription Agreement, the purchase of the Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Shares.

d.       Subscriber (i) is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

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e.       Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to Industrea, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry position representing the Shares shall contain a legend to such effect. Subscriber understands and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

f.       Subscriber understands and agrees that Subscriber is purchasing the Shares directly from Industrea. Subscriber further acknowledges that there have not been, and Subscriber is not relying on, any representations, warranties, covenants and agreements made to Subscriber by Industrea, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Industrea included in this Subscription Agreement.

g.       Subscriber’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

h.       In making its decision to purchase the Shares, Subscriber has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to Industrea and the Transaction (including the company to be acquired in the Transaction and its respective subsidiaries). Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Subscriber acknowledges and agrees that neither B. Riley FBR, Inc., acting as placement agent to Industrea (the “Placement Agent”), nor any affiliate of the Placement Agent has provided Subscriber with any information or advice with respect to the Shares nor is such information or advice necessary or desired. Neither the Placement Agent nor any of its affiliates has made or makes any representation as to Industrea or the quality of the Shares and the Placement Agent and any affiliate may have acquired non-public information with respect to Industrea which Subscriber agrees need not be provided to it. In connection with the issuance of the Shares to Subscriber, neither the Placement Agent nor any of its affiliates has acted as a financial advisor or fiduciary to Subscriber.

i.       Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber and Industrea or by means of contact from the Placement Agent, and the Shares were offered to Subscriber solely by direct contact between Subscriber and Industrea or by contact between Subscriber and the Placement Agent. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that Industrea represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

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j.       Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

k.       Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Industrea. Subscriber acknowledges specifically that a possibility of total loss exists.

l.       Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

m.       Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived.

n.       Subscriber and its affiliates do not have, and during the 30-day period immediately prior hereto such Subscriber and its affiliates have not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of Industrea. In addition, Subscriber shall comply with all applicable provisions of Regulation M promulgated under the Securities Act.

o.       Subscriber acknowledges and agrees that the certificate or book-entry position representing the Shares will bear or reflect, as applicable, a legend substantially similar to the following:

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“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF INDUSTREA THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO INDUSTREA, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. INDUSTREA MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION.”

6.     Registration Rights.

a.       In connection with the Transaction, Newco will file with the Commission the Registration Statement, which will register issuance of shares of Newco Common Stock in exchange for all outstanding shares of common stock of Industrea (including the Shares) at the closing of the Transaction.

b.       In the event that the Registration Statement, at the time it becomes effective, does not include the shares of Newco Common Stock to be issued in exchange for the Shares (the “Newco Exchanged Shares”), Industrea and Newco agree that, within ninety (90) calendar days after the Closing (the “Filing Deadline”), Newco will use commercially reasonable efforts to file with the Commission a registration statement registering the resale of the Newco Exchanged Shares (the “Post-Closing Registration Statement”), and Newco shall use its commercially reasonable efforts to have the Post-Closing Registration Statement declared effective within sixty (60) days of the Filing Deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to one-hundred and twenty (120) days after the Filing Deadline if the Post-Closing Registration Statement is “reviewed” by, and Newco receives comments from, the Commission; provided, however, that Newco’s obligations to include the Newco Exchanged Shares in the Post-Closing Registration Statement are contingent upon Subscriber furnishing in writing to Newco such information regarding Subscriber, the securities of Newco held by Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by Newco to effect the registration of the Shares, and shall execute such documents in connection with such registration as Newco may reasonably request that are customary of a selling stockholder in similar situations. Newco will use its commercially reasonable efforts to maintain the continuous effectiveness of the Post-Closing Registration Statement until the earlier of (a) the date on which such securities may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (b) the date on which Subscriber has notified Industrea that such registrable securities have actually been sold and (c) the date which is three years after the Closing.

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c.       Newco shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Post-Closing Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Post-Closing Registration Statement, any prospectus included in the Post-Closing Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by Newco of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 6, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to Newco by Subscriber expressly for use therein. Newco shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which Newco is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Newco Exchanged Shares by Subscriber.

d.       Subscriber shall, severally and not jointly with any other subscriber, indemnify and hold harmless Newco, its directors, officers, agents and employees, each person who controls Newco (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Post-Closing Registration Statement, any prospectus included in the Post-Closing Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to Newco by Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation.

e.       Subscriber shall not execute any short sales or engage in other hedging transactions of any kind with respect to securities of Newco during the period from the date of the Closing through the date that is 45 consecutive days thereafter.

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7.     Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms, (b)  the mutual written agreement of Industrea, Newco and Subscriber to terminate this Subscription Agreement; provided, that this Subscription Agreement may not be terminated pursuant to this clause (b) without CPH’s prior written consent, or (c) if, on the Closing Date of the Transaction, any of the conditions to Closing set forth in Section 3 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Industrea shall notify Subscriber of the termination of the Merger Agreement promptly after the termination thereof.

8.     Trust Account Waiver. Subscriber acknowledges that Industrea is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Industrea and one or more businesses or assets. Subscriber further acknowledges that, as described in Industrea’s prospectus relating to its initial public offering dated July 26, 2017 (the “Prospectus”) available at www.sec.gov, substantially all of Industrea’s assets consist of the cash proceeds of Industrea’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Industrea, its public stockholders and the underwriters of Industrea’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Industrea to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of Industrea entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its officers, directors and affiliates, hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Notwithstanding anything to the contrary, the foregoing waiver shall not preclude Subscriber (or any of its affiliates) from redeeming any shares of Class A Common Stock included in the units sold in Industrea’s initial public offering held by Subscriber (or any of its affiliates) for a pro rata portion of the Trust Account in connection with the Transaction or enforcing its rights in respect thereof.

9.     Miscellaneous.

a.       All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (a), (c) or (d) of this Section 9(a), (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (d) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof.

b.       Industrea shall, on or prior to the date on which Industrea files the Registration Statement, disclose publicly all material terms of the transactions contemplated hereby (and by the Other Subscription Agreements), the Transaction, and any other material, nonpublic information that Industrea has provided to Subscriber at any time prior to the filing of the Registration Statement.

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c.       Subscriber acknowledges that Industrea and others (including CPH) will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify Industrea if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Industrea and Newco acknowledge that Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Industrea agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Industrea set forth herein are no longer accurate in all material respects.

d.       Each of Industrea and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

e.       Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned other than to its affiliates, provided that no such assignment to any affiliate shall relieve Subscriber from liability for the failure to perform any of its obligations hereunder. Neither this Subscription Agreement nor any rights that may accrue to Industrea hereunder may be transferred or assigned.

f.       All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

g.       Industrea may request from Subscriber such additional information as Industrea may deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

h.       This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

i.       No provision of this Subscription Agreement may be amended, modified or waived without the prior written consent of CPH if such amendment, modification or waiver (i) reduces the number of Subscribed Shares or Backstop Shares required to be purchased hereunder, the Per Share Price or the Purchase Price, (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Closing in a manner that would reasonably be expected to (x) materially impair or delay the Closing (or satisfaction of the conditions to the Closing) or (y) adversely affect the ability of Newco or Industrea to enforce its rights against under this Subscription Agreement or any of the other definitive agreements with respect thereto or (iii) adds or changes in any material respect any economic or other rights or benefits granted to Subscriber hereunder in respect of the Shares.

j.       This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than (i) the parties hereto and their respective successors and assigns and (ii) the persons entitled to indemnification under Section 6 hereof.

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k.       Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

l.       If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

m.       This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

n.       The Placement Agent shall be a third party beneficiary of the representations and warranties of Industrea and Newco set forth in Section 4 hereof and with respect to the representations and warranties of Subscriber set forth in Section 5 hereof. The parties hereto acknowledge and agree that CPH has relied on this Subscription Agreement and, accordingly, CPH is an express third party beneficiary hereof and shall have the enforcement rights described in Section 9(o) below. This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in this Section 9(n).

o.       The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. This Subscription Agreement may be enforced by CPH to cause the consummation of the Subscription and the funding of the Purchase Price in accordance with the terms hereof and, accordingly, CPH shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement by the parties hereto.

p.       THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

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q.       EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

r.       THE PARTIES AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT MUST BE BROUGHT EXCLUSIVELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY FEDERAL COURT WITHIN THE STATE OF DELAWARE OR, IN THE EVENT EACH FEDERAL COURT WITHIN THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE COURT WITHIN THE STATE OF DELAWARE) (COLLECTIVELY THE “DESIGNATED COURTS”). EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS SUBSCRIPTION AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY DESIGNATED COURT, INCLUDING ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE. EACH OF THE PARTIES ALSO AGREES THAT DELIVERY OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT TO A PARTY HEREOF IN COMPLIANCE WITH SECTION 9(a) OF THIS SUBSCRIPTION AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN A DESIGNATED COURT WITH RESPECT TO ANY MATTERS TO WHICH THE PARTIES HAVE SUBMITTED TO JURISDICTION AS SET FORTH ABOVE.

[Signature pages follow.]

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IN WITNESS WHEREOF, each of Industrea, Newco and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

INDUSTREA ACQUISITION CORP.

By:	/s/ Tariq Osman
Name: Tariq Osman
Title: Executive Vice President

Address for Notices:

28 West 44th Street, Suite 501
New York, New York 10036

CONCRETE PUMPING HOLDINGS ACQUISITION CORP.

By:	/s/ Tariq Osman
Name: Tariq Osman
Title: President

Address for Notices:

28 West 44th Street, Suite 501
New York, New York 10036

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SUBSCRIBER:

Argand Partners Fund, LP
By: Argand Partners Fund GP, LP, its General Partner
By: Argand Partners GP-GP, Ltd., its General Partner

By:	/s/ Howard D. Morgan
Name: Howard D. Morgan
Title: Director

Address for Notices:

28 West 44th Street, Suite 501
New York, New York 10036

Name in which shares are to be registered:

Number of Subscribed Shares subscribed for:	5,333,333
Price Per Subscribed Share:	$10.20
Aggregate Base Purchase Price:	$54,400,000

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by Industrea in the Closing Notice.

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ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber
and constitutes a part of the Subscription Agreement.

A.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

	1.	☐ Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box on the following page indicating the provision under which it qualifies as an “accredited investor.”

	2.	☐ Subscriber is not a natural person.

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

	☐	is:

	☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of Industrea or acting on behalf of an affiliate of Industrea.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	a corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests. [Specify which tests:________________]

SUBSCRIBER:

Print Name:

By:
Name:
Title:

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